USCS INTERNATIONAL, INC.

                             401(K) RETIREMENT PLAN


            AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1998

                                TABLE OF CONTENTS
SECTION                                                                   PAGE
-------                                                                   ----


 1.  Nature of the Plan.................................................      1
 2.  Definitions........................................................      2
 3.  Eligibility and Participation......................................      6
 4.  Contributions......................................................      9
 5.  Investment of Trust Assets.........................................     16
 6.  Allocations to Participants' Accounts..............................     18
 7.  Allocation Limitation..............................................     22
 8.  Disclosure to Participants.........................................     23
 9.  Vesting and Forfeitures............................................     24
10.  Years of Service and Break in Service..............................     27
11.  In-Service Withdrawals.............................................     29
12.  When and How Accrued Benefit Will Be Distributed...................     34
13.  No Assignment of Benefits..........................................     38
14.  Administration.....................................................     38
15.  Claims Procedure...................................................     43
16.  Limitation on Participants' Rights.................................     44
17.  Future of the Plan.................................................     45
18.  "Top-Heavy" Contingency Provisions.................................     46
19.  Governing Law......................................................     48
20.  Execution..........................................................     48

                            USCS INTERNATIONAL, INC.
                             -----------------------

                             401(K) RETIREMENT PLAN
                             ----------------------

            AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1998
            ---------------------------------------------------------


Section 1.  NATURE OF THE PLAN.
            ------------------
         The purpose of this Plan is to enable participating Employees to save funds on a tax-favored basis and to provide Participants with an opportunity to accumulate capital for their future economic and retirement security.

         The Plan, originally adopted July 1, 1991, and amended and restated effective as of January 1, 1997, is hereby amended and restated effective as of December 31, 1998. The Plan is a profit sharing plan under Section 401(a) of the Internal Revenue Code (the "Code") that contains a cash or deferred arrangement under Section 401(k) of the Code.

         In order to satisfy applicable requirements of the Code, as amended by the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, the second sentence of Section 4(a)(3) and the third sentence of Section 4(b) are amended effective as of January 1, 1997, and the second sentence of
Section 12(a) is amended effective as of January 1, 1998.

         All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.  DEFINITIONS.
            -----------
         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "him" and "his" shall refer to a Participant, and the capitalized terms shall have the following meanings:

         Account ..............................  One of several accounts maintained to record the interest of a Participant under the Plan, including the
                                                 following subaccounts: 401(k) Savings Contributions Account;
                                                 Matching Contributions Account; Profit Sharing Contributions
                                                 Account; Rollover Contributions Account; and the ESOP
                                                 Diversification Account.  See Section 6.

         Accrued Benefit ......................  A Participant's vested, nonforfeitable interest in his Accounts under the Plan.  Each Participant's Accrued
                                                 Benefit shall be determined in accordance with the
                                                 provisions of Section 9 and distributed as provided in
                                                 Sections 11 and 12.


                                                 Any corporation  which is a member of a controlled  group of
         Affiliate.............................  corporations  (within the  meaning of Section  414(b) of the
                                                 Code) of which the  Company is also a member or any trade or business (whether or not incorporated)  that is under common control  with the  Company  (within  the  meaning of Section
                                                 414(c) of the Code).

         Allocation Date ......................  December 31st of each year (the first day of each
                                                 Plan Year).

         Beneficiary ..........................  The person (or persons) entitled to receive any benefit under the Plan in the event of a Participant's
                                                 death.  See Section 12(e).

         Board of Directors ...................  The Board of Directors of the Company.


         Break in Service .....................  A calendar year in which an Employee is not credited with more than 500 Hours of Service as a result of his termination of Service.

         Code .................................  The Internal Revenue Code of 1986, as amended.

         Committee ............................  The Administrative Committee appointed by the Board of Directors to administer the Plan.  See Section 14.

         Company ..............................  USCS International, Inc., a Delaware corporation., and wholly-owned subsidiary of DST Systems, Inc.

         Company Stock ........................  Shares of Common Stock issued by DST Systems, Inc., which shares are readily tradable on an established
                                                 securities exchange.

         Compensation .........................  The total wages and other compensation paid to an
                                                 Employee by his Employer and reported on the Employee's Wage and Tax Statement (Form W-2) for the calendar year in which the Plan Year begins, including any 401(k) Savings
                                                 Contributions made on his behalf for the Plan Year and
                                                 amounts contributed on his behalf by his Employer for the
                                                 Plan Year under a "cafeteria plan" described in Section 125 of the Code, but excluding bonuses, taxable perquisites,
                                                 relocation assistance payments, payments made to or on
                                                 behalf of an Employee to reimburse him for additional costs and expenses associated with working outside the United
                                                 States and any amount in excess of $160,000 (as adjusted
                                                 after December 31, 1999, for increases in the cost of living pursuant to Section 401(a)(17) of the Code).

         Disability ...........................  A condition that entitles an Employee to receive primary Social Security benefits as a disabled employee
                                                 under the Social Security Act.

         Employee .............................  Any individual who is treated as a common-law employee by an Employer; provided, however, that an
                                                 independent contractor (or other individual) who is
                                                 reclassified as a common law employee on a retroactive basis shall not be treated as having been an Employee for purposes of the Plan for any period prior to the date that he is so reclassified.  A leased Employee, as described in
                                                 Section 414(n) of the Code, is not an Employee for purposes of this Plan.

         Employer .............................  The Company, CableData, Inc., International Billing
                                                 Services, Inc. and any other Affiliate which is designated as an Employer by the Board of Directors and which adopts
                                                 the Plan for the benefits of its Employees.

         Employer Contributions ...............  Payments made to the Trust by an Employer.  See
                                                 Section 4.

         Entry Date ...........................  The later of (i) the first day of the month following the date the Employee commences Service or
                                                 (ii) the date the Employee attains age 21.

         ERISA ................................  The Employee Retirement Income Security Act of
                                                 1974, as amended.

         Forfeiture ...........................  The portion of a Participant's Accounts which does not become a part of his Accrued Benefit and which is
                                                 forfeited under Section 9(b).

         401(k) Savings
         Contributions .......................   Contributions made by the Employer pursuant to the
                                                 elections of Participants.  See Section 4(a).
         Highly Compensated
         Employee ............................   An Employee who (1) was a 5% owner at any time
                                                 during the Plan Year or the preceding Plan Year, or (2) has
                                                 Statutory Compensation in excess of $80,000 in the preceding
                                                 Plan Year and, if so elected by the Company, was in the
                                                 top-paid 20% of Employees for such preceding Plan Year;
                                                 provided, however, that if such "top-paid group" election is made by the Company for any Plan Year, the "top-paid group"
                                                 election must also be applied to all employee benefit plans maintained by the Company and its Affiliates.  The $80,000 amount shall be adjusted after December 31, 1999, for
                                                 increases in the cost of living pursuant to Section
                                                 414(q)(1) of the Code.

         Hour of Service ......................  Each hour of Service for which an Employee is credited under the Plan, as described in Section 3(f).

         Matching Contributions ...............  Contributions made by the Employer to the Plan on behalf of a Participant on account of 401(k) Savings
                                                 Contribution, if any, as set forth in Section 4(b).

         Participant ..........................  Any Employee or former Employee who has met the applicable eligibility requirements of Section 3 and who has not yet received a complete distribution of his Accrued
                                                 Benefit.

         Plan .................................  The USCS International, Inc. 401(k) Retirement
                                                 Plan, which includes this Plan and the Trust Agreement.

         Plan Year ............................  The 12-month period beginning on each Allocation
                                                 Date.  The calendar year shall be the "limitation year" for purposes of Section 415 of the Code.

         Profit Sharing
         Contributions ........................  Contributions made by the Company as set forth in
                                                 Section 4(c).

         Retirement ...........................  Termination of Service on or after attaining the earlier of (1) age 59 1/2with at least five Years of Service or (2) age 65.

         Rollover Contributions ...............  Payments made to the Trust by a Participant under
                                                 Section 4(f).

         Service ..............................  Employment with the Company or with any Affiliate.

         Statutory Compensation ...............  The total remuneration paid to an Employee by his
                                                 Employer during the Plan Year for personal services rendered to the Employer, including 401(k) Savings Contributions made on his behalf for the Plan Year and contributions made on
                                                 his behalf by the Employer for the Plan Year to a "cafeteria plan" pursuant to Section 125 of the Code, but excluding
                                                 employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and
                                                 amounts which receive special tax benefits.

         Supplemental Employer
         Contributions ........................  Contributions made by an Employer as set forth in
                                                 Section 4(d).

         Trust ................................  The USCS International, Inc. 401(k) Retirement Plan
                                                 Trust, created by the Trust Agreement entered into between the Company and the Trustee.

         Trust Agreement ......................  The Agreement between the Company and the Trustee establishing the Trust and specifying the duties of the
                                                 Trustee.

         Trust Assets .........................  The assets held in the Trust for the benefit of
                                                 Participants.  See Section 5.

         Trustee ..............................  The Trustee (and any successor Trustee) appointed by the Board of Directors to hold the Trust Assets.

         Year of Service ......................  The number of calendar years in which an Employee is credited with at least 1000 Hours of Service.  See
                                                 Section 10.

Section 3.  ELIGIBILITY AND PARTICIPATION.
            -----------------------------

         (a) Each Employee who was not already a Participant in the Plan on December 30, 1998, shall become a Participant as of the later of (i) the first day of the month following the date the Employee commences Service or (ii) the date the Employee attains age 21. A Participant is eligible to elect to have 401(k) Savings Contributions made on his behalf under Section 4(a) as of the next Entry Date after he has become a Participant.

         In the event that the terms of Service of any Employee are covered by a collective bargaining agreement, the Employee shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for participation in this Plan. An Employee who is a nonresident alien and who receives no earned income from an Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan. A temporary Employee or an Employee hired in connection with an internship program whose period of Service is less than one year shall not be eligible to participate in the Plan.

         (b) A Participant shall be eligible to participate in the "fixed" Profit Sharing Contributions in accordance with Section 4(c)(1) on the date he commences Service.

         (c) A Participant shall be entitled to share in the allocation of Profit Sharing Contributions and Forfeitures for each Plan Year in which he is an eligible Employee on the Allocation Date.

         (d) A former Participant who is reemployed by an Employer shall become a Participant as of the date of his reemployment. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

         (e) Notwithstanding any provision of the Plan to the contrary, any Employee, in accordance with the rules of the Plan, may decline to become a Participant or cease to be a Participant by filing a written waiver of participation with the Committee in the manner it prescribes. Such waiver must be filed prior to the date such Employee is eligible to become a Participant, or in the case of a current Participant, in the last month of the Plan Year immediately preceding the Plan Year for which he wishes to cease being a Participant.

         Any Employee who files such a waiver shall not become a Participant, or if currently a Participant, shall elect to cease to be such as of the Allocation Date of the succeeding Plan Year; and such Employee shall not receive any additional Compensation or other such sums by reason of his waiver of participation. Any such waiver may be rescinded by an Employee effective as soon as practicable after such filing.

         (f) HOURS OF SERVICE - For purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules shall be applied:

                  (1) Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed (irrespective of whether Service has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties (whether or not such period occurs in a single Plan Year).

                  (2) The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs
                           (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification. Each Hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties, however, shall be credited to the calendar year in which the bi-weekly payroll period ends (and not the calendar year in which the duties were performed).

                  (3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

                  (4) An Employee compensated on an hourly basis shall be credited for each Hour of Service as described above. Unless the Employer maintains records of actual Hours of Service, a salaried Employee shall be credited with 90 Hours of Service per bi-weekly payroll period in which he completes at least one Hour of Service.

Section 4.  CONTRIBUTIONS.
            -------------
         (a)      401(K) SAVINGS CONTRIBUTIONS -
                  ----------------------------

                 (1) An Employee who is eligible to participate in the Plan may elect to have a whole percentage of up to 14% (or such other percentage as may be determined by the Company) of his Compensation for each payroll period withheld by an Employer and contributed to the Trust as 401(k) Savings Contributions in lieu of receiving such amount. A Participant's Savings Contributions may not exceed $10,000 (as adjusted after 1999 for increases in the cost of living pursuant to Section 402(g)(5) of the Code) for any calendar year.

                  (2) A Participant may change the amount to be withheld (within the limits described above), or he may cease to have any amount withheld at any time. The Committee may permit Participants to make such elections (and any changes thereof) through any electronic medium designated by the Committee. 401(k) Savings Contributions shall be paid by the Company to the Trust as soon as practicable but in no event later than the 15th business day of the month following the month in which such amounts are withheld from the Participant's Compensation.

                  (3) 401(k) Savings Contributions for Highly Compensated Employees shall be limited by the Company for any Plan Year to the extent necessary to satisfy one of the deferral percentage tests described in Section 401(k)(3) of the Code and Section 1.401(k)-1(b) of the regulations thereunder, which is hereby incorporated by this reference. Such deferral percentage requirements shall be satisfied based upon the "prior Plan Year testing method" as provided under Internal Revenue Service Notice 98-1.

                  The Company may take any of the following corrective actions to satisfy the deferral percentage tests:


                           (i) Prospectively limit the amount of 401(k) Savings Contributions for some or all Highly Compensated Employees for such Plan Year;

                           (ii)     Allocate       "qualified        nonelective
                                    contributions,"   within   the   meaning  of
                                    Section     1.401(k)-1(g)(13)     of     the
                                    regulations,  to the Accounts of some or all
                                    Participants  other than Highly  Compensated
                                    Employees for such Plan Year;  provided that
                                    such contributions must be fully vested, are
                                    not  subject to  withdrawal  prior to age 59
                                    1/2 at the time such  contributions are made
                                    to    the    Plan    and     satisfy     the
                                    nondiscriminatory  requirements  of  Section
                                    401(a)(4) of the Code; or

                                            (iii) Distribute all or a portion of
                                    the  401(k)  Savings  Contributions  made on
                                    behalf  of  a  Highly  Compensated  Employee
                                    (together   with  any  income   attributable
                                    thereto) to him which are  determined  to be
                                    excess  contributions  within the meaning of
                                    Section 1.401(k)-1(g)(7) of the regulations,
                                    as  determined  under  one of  the  deferral
                                    percentage   tests   described   in  Section
                                    401(k)(3) of the Code.  The amount of excess
                                    contributions  to be distributed  under this
                                    Section 4(a)(3)(iii) shall be reduced by any
                                    excess  deferrals   previously   distributed
                                    under   Section   4(a)(4)   for  the  Highly
                                    Compensated  Employee's  taxable year ending
                                    within  the Plan Year.  The actual  deferral
                                    percentage   of   the   Highly   Compensated
                                    Employee  with the highest  such  percentage
                                    shall be reduced until it equals that of the
                                    Highly  Compensated  Employee  with the next
                                    highest  percentage.  This process  shall be
                                    repeated   until   one   of   the   deferral
                                    percentage   tests   described   in  Section
                                    401(k)(3) of the Code is passed.  The amount
                                    of excess contributions to be distributed to
                                    Highly Compensated Employees shall be deemed
                                    attributable    first   to   those    Highly
                                    Compensated  Employees who have the greatest
                                    dollar    amount    of    401(k)     Savings
                                    Contributions.     The    401(k)     Savings
                                    Contributions  of  the  Highly   Compensated
                                    Employee with the greatest  dollar amount of
                                    401(k)   Savings   Contributions   shall  be
                                    distributed  until the dollar  amount of his
                                    401(k)  Savings   Contributions  equals  the
                                    dollar   amount   of  the   401(k)   Savings
                                    Contributions  of  the  Highly   Compensated
                                    Employee  with  the  next  greatest   dollar
                                    amount. This process shall be repeated until
                                    there are no excess contributions  remaining
                                    in  the   Trust.   Any   determination   and
                                    distribution   of  income   attributable  to
                                    401(k)  Savings   Contributions  under  this
                                    Section   4(a)(3)(iii)   shall  be  made  in
                                    accordance with Section 1.401(k)-1(f)(4)(ii) of the regulations of the Code, and shall include any allocable income (or loss) for the period between the Allocation Date and the date of distribution.


To the extent practicable, the Company shall take such corrective action by April 15th of the following Plan Year; but in no event shall such action be taken later than the Allocation Date of the following Plan Year.

                  (4) If during a Plan Year a Participant participates in more than one qualified cash or deferred arrangement described in Section 401(k) of the Code and the Participant notifies the Company no later than the March 1st following any Plan Year that all or a specified portion of the 401(k) Savings Contributions made on the Participant's behalf for that Plan Year should be paid to the Participant (together with any income attributable thereto) because such 401(k) Savings Contributions constitute "excess deferrals," as described in
Section 402(g)(2)(A) of the Code, distribution of such amounts to the Participant shall occur no later than the April 15th following the Participant's tax year in which the excess deferral was made.

                  (5) Any determination and distribution of income attributable to 401(k) Savings Contributions under Sections 4(a)(3) and (4) shall be made in accordance with Section 1.401(k)-1(f) of the regulations under the Code.

         (b) MATCHING CONTRIBUTIONS - Matching Contributions shall be paid by the Company to the Trustee for each Participant who is entitled to share in the allocation of Matching Contributions under Section 3(b) for each Plan Year in an amount equal to $.50 for each $1.00 of 401(k) Savings Contributions made to the Plan on his behalf for the Plan Year, but only to the extent such Matching Contributions do not exceed 6% of his Compensation.

         Matching Contributions for Highly Compensated Employees shall be limited for any Plan Year to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m)(2) of the Code and Section 1.401(m)-1(b) of the regulations thereunder. Such contribution percentage requirements shall be satisfied based upon the "prior Plan Year testing method" as provided under Internal Revenue Service Notice 98-1. For this purpose, the Committee shall limit the Matching Contributions made on behalf of a Highly Compensated Employee which are determined to be "excess aggregate contributions" within the meaning of Section 1.401(m)-1(f)(8) of the regulations, as determined under one of the contribution percentage tests described in Section 401(m)(2) of the Code. Such excess aggregate contributions are determined by reducing the Matching Contributions made on behalf of Highly Compensated Employees in order of the actual contribution percentages beginning with the highest of such percentages. The actual contribution percentage of the Highly Compensated Employee with the highest such percentage shall be reduced until it equals that of the Highly Compensated Employee with the next highest percentage. This process shall be repeated until one of the contribution percentage tests described in Section 401(m)(2) of the Code is passed. The amount of excess aggregate contributions to be distributed to Highly Compensated Employees shall be deemed attributable first to those Highly Compensated
Employees who have the greatest dollar amount of Matching Contributions. The Matching Contributions of the Highly Compensated Employee with the greatest dollar amount of Matching Contributions shall be distributed until the dollar amount of his Matching Contributions equals the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next greatest dollar amount. This process shall be repeated until there are no excess aggregate contributions remaining in the Trust. Matching Contributions shall not be payable with respect to any 401(k) Savings Contributions which are distributed to Participants in accordance with the provisions of Sections 4(a)(3) and (4).

         Matching Contributions for the Plan Year shall be paid to the Trust not later than the due date (including extensions) for filing the Company's Federal income tax return for that Plan Year. Matching Contributions may be made in cash or in shares of Company Stock.

         (c)      PROFIT SHARING CONTRIBUTIONS -
                  ----------------------------

                 (1) The Employer shall make a "fixed" contribution under the Plan for each Plan Year in an amount equal to 3% of the Compensation of all Participants who satisfy the eligibility requirements of Section 3(c) reduced by any allocation made pursuant to Section 4(d). For purposes of this "fixed" contribution only, Compensation shall include any taxable perquisites and all bonuses.

                  (2) The Employer may also make a "variable" contribution under the Plan for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors. The amount of the "variable" contribution shall be reduced by any allocation made pursuant to Section 4(d) not otherwise utilized to offset the "fixed" contribution in Section 4(c)(1). For purposes of this "variable" contribution only, Compensation shall include any taxable perquisites, all bonuses and an additional amount equal to the 401(k) Savings Contributions made for the calendar year which ends on the Allocation Date.

         (d)  SUPPLEMENTAL  EMPLOYER  CONTRIBUTIONS  - The  Employer  may make a
Supplemental Employer Contribution on behalf of each Participant who is an eligible Employee on the Allocation Date. Subject to the following limitations, the Supplemental Employer Contribution for each Plan Year shall be in an amount determined by the Company by appropriate resolution on or before the last day of the Employer's taxable year that ends within such Plan Year. Each Participant who is an eligible Employee on the Allocation Date shall receive a share of the Supplemental Employer Contribution allocated as follows:

                  (1) A portion of the Supplemental Employer Contributions shall be allocated at the end of each payroll period during the Plan Year to the 401(k) Savings Contributions Accounts of each Participant who is an eligible Employee on the Allocation Date, pursuant to
                           Section 4(a).

                  (2) Any Supplemental Employer Contributions remaining after the allocations required in Section 4(d)(1) shall be allocated as of the last day of the Plan Year to each Participant who is an eligible Employee on the Allocation Date as if it was a Matching Contribution of an eligible Participant as determined pursuant to Section 4(b).

                  (3) Any Supplemental Employer Contributions remaining after the allocations required in Section 4(d)(1) and
                           (2) shall be allocated as of the last day of the Plan Year to each Participant who is an eligible Employee on the Allocation Date as if it was a Profit Sharing Contributions to each eligible Participant as determined pursuant to Section 4(c).

                  (4) The balance of the Supplemental Employer Contributions remaining after the allocation in
                           Section 4(d)(3), shall be allocated on the last day of the Plan Year prorata based on Compensation to each Participant who is an eligible Employee on the Allocation Date who is also an eligible Employee on such last day of the Plan Year. The Committee shall reduce the proportionate allocation under this
                           Section 4(d)(4) to Highly Compensated Employees to the extent necessary to comply with the provisions of Code Section 401(a)(4) and the regulations thereunder.

         In no event shall the Supplemental Employer Contributions, when aggregated with other Employer and Participant contributions for the Employer's taxable year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such taxable year. Notwithstanding any other provision of the Plan to the contrary, any allocation determined under Section 4(d)(1) through (4) above may be subject to an adjustment in accordance with Section 7.

         If the Employer has not contributed a Supplemental Employer Contributions or such Supplemental Employer Contributions has been fully applied on behalf of Participants in accordance with Section 4(d)(1) above, 401(k) Savings Contributions shall be allocated to each Participant in accordance with
Section 4(a).

         (e) ADDITIONAL PROVISIONS - Profit Sharing Contributions and Matching Contributions shall be paid to the Trustee not later than the due date (including extensions) for filing the Company's Federal income tax return for that Plan Year. Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitation described in Section 7 or in amounts which are not deductible under Section 404(a) of the Code. Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to the Employer by the Trustee (upon the direction of the Company) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Employer by the Trustee (upon the direction of the Company) within one year after the payment to the Trust.

         (f) ROLLOVER CONTRIBUTIONS - Subject to such terms and conditions as may be established from time to time by the Committee, an Employee who is eligible to participate in the Plan in accordance with Section 3(a) may make a Rollover Contribution to the Trust by delivering such contribution in cash to the Trustee, together with a written certification, satisfactory to the Committee, that the contribution qualifies as a Rollover Contribution under
Section 402(c)(4) or 408(d)(3) of the Code. Such Employee's Rollover Contributions shall be allocated to his Rollover Contributions Account and may be invested in any fund authorized under the provisions of this Plan.

Section 5.  INVESTMENT OF TRUST ASSETS.
            --------------------------

         (a) PARTICIPANT DIRECTED INVESTMENTS - Each Participant shall have the exclusive authority to direct the investment of contributions made to his Accounts among such investment funds as the Committee shall from time to time cause to be made available, including a fund consisting of Company Stock (the "Company Stock Fund"). The Committee may appoint an Investment Manager to assist in the investment of Trust Assets.

         (b) PROCEDURES - The Participant shall elect, by written notice to the Committee or by such other means as the Committee shall designate, to have a specified percentage invested in one or more investment fund(s), as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%. Each Participant shall bear the sole responsibility for the investment of such Accounts, and the Committee shall not have any responsibility or liability for any losses that may occur in connection with such investment.

         In the event that a Participant does not direct the investment of his Profit Sharing Contributions Account, the Committee will automatically invest such Profit Sharing Contributions in the Long Term Guaranteed Fund provided under the Plan until such time as the Participant makes an investment election in regards to his Profit Sharing Contributions.

         In the event that Matching Contributions or Profit Sharing Contributions are made to the Plan and allocated to Participants' Accounts in the form of Company Stock, such amounts shall initially be invested in the Company Stock Fund (as described in Section 5(d)) and thereafter, such amounts may be invested in any manner authorized under the provisions of this Plan.

         (c) TRANSFERS BETWEEN INVESTMENT FUNDS - The Participant may change the designated percentages to be invested in each particular investment fund at any time or times during a Plan Year, subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.
         The Committee shall provide each Participant with a form or other means by which the Participant may use to select among the investment funds designated by the Employer.

         (d) COMPANY STOCK FUND - One of the investment funds available to Participants shall be a "Company Stock Fund." If a Participant directs that all or a portion of the contribution made to his Accounts be invested in the Company Stock Fund, then such amounts will be invested in Company Stock. The Trustee may acquire shares of Company Stock through open-market or privately negotiated purchases or from DST Systems, Inc., and any purchase of Company Stock from DST Systems, Inc. shall be made only at a price not less favorable to the Plan than the price for Company Stock on the New York Stock Exchange.

         If all or a portion of a Participant's (or Beneficiary's) Account is invested in the Company Stock Fund, he will be entitled to give confidential directions to the Trustee as to the voting of shares of Company Stock allocated to his Account on all matters presented for a vote of shareholders. Each Participant (or Beneficiary) having shares of Company Stock allocated to his Account as of the record date for voting at a shareholder meeting shall be provided with the proxy statement provided to all shareholders, together with a form upon which confidential voting directions may be given to an independent third party (designated by the Committee) who will tabulate votes and provide instructions to the Trustee as to the voting of such shares as directed by Participants (or Beneficiaries). The third party shall not disclose the confidential voting directions of any individual Participant (or Beneficiary) to any Employer, the Administrative Committee, the Trustee or DST Systems, Inc. Any shares of Company Stock held by the Trust with respect to which voting directions are not received from Participants (or Beneficiaries) shall be voted by the Trustee in the manner directed by the Administrative Committee.

Section 6.  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.
            -------------------------------------

         PROFIT SHARING CONTRIBUTIONS ACCOUNT - A Profit Sharing Contributions Account shall be maintained to reflect the interest of each Participant under the Plan who is eligible to receive Profit Sharing Contributions. The Profit Sharing Contributions Account maintained for a Participant shall be credited annually with his share of any Profit Sharing Contributions and related Forfeitures and with its share of the net income (or loss) of the Trust.
Subaccounts of the Profit Sharing Contributions Account may be maintained to reflect the portion of the Account invested in each investment fund.

         401(K) SAVINGS CONTRIBUTIONS ACCOUNT - A 401(k) Savings Contributions Account shall be maintained to reflect the interest of each Participant under the Plan who elects to make 401(k) Savings Contributions. The 401(k) Savings Contributions Account maintained for a Participant shall be credited throughout each Plan Year with his 401(k) Savings Contributions and with its share of the net income (or loss) of the Trust. Subaccounts of the 401(k) Savings Contributions Account may be maintained to reflect the portion of the Account invested in each investment fund.

         MATCHING CONTRIBUTIONS ACCOUNT - A Matching Contributions Account shall be maintained to reflect the interest of each Participant under the Plan who is eligible to receive Matching Contributions. The Matching Contributions Account maintained for a Participant shall be credited each Plan Year with his share of any Matching Contributions and with its share of the net income (or loss) of the Trust. Subaccounts of the Matching Contributions Account may be maintained to reflect the portion of the Account invested in each investment fund.

         ROLLOVER CONTRIBUTIONS ACCOUNT - The Rollover Contributions Account maintained for an Employee shall be credited with the Employee's Rollover Contributions (if any) and with its share of the net income (or loss) of the Trust. Subaccounts of the Rollover Contributions Account may be maintained to reflect the portion of the Rollover Contributions Account invested in each investment fund.

         ESOP DIVERSIFICATION ACCOUNT - Prior to 1998, in order to satisfy the diversification election requirements of Section 401(a)(28)(B) of the Code, the USCS International, Inc. Employee Stock Ownership Plan (the "ESOP") permitted certain participants under the ESOP to elect to have a portion of their Stock Account under the ESOP transferred to the Plan. The ESOP Diversification Account maintained for a Participant was credited with any amounts that were so transferred on behalf of a Participant and shall be credited with its share of the net income (or loss) of the Trust. Subaccounts of the ESOP Diversification
Account may be maintained to reflect the portion of the ESOP Diversification Account invested in each investment fund.

         The allocations to Participants' Accounts for each Plan Year shall be made as follows:

     (a) 401(K)  SAVINGS  CONTRIBUTIONS  - 401(k)  Savings  Contributions  under
Section  4(a) for each  Plan  Year  shall be  allocated  to the  401(k)  Savings
Contributions Accounts of the Participants on whose behalf they were made, subject to the limitation described in Section 7.

     (b) MATCHING CONTRIBUTIONS - Matching Contributions under Section 4(b) for each Plan Year shall be allocated to the Matching Contributions Accounts of the Participants on whose behalf they were made, subject to the limitation described in Section 7.

     (c) PROFIT SHARING CONTRIBUTIONS AND FORFEITURES - A "fixed" Profit Sharing Contribution, as described in Section 4(c)(1) shall be allocated in an amount equal to 3% of the Compensation of all Participants who are eligible Employees as of the Allocation Date, reduced by any allocation made pursuant to Section 4(d).

        A "variable" Profit Sharing Contribution, as described in Section 4(c)(2) shall be allocated as of the Allocation Date of the Plan Year for which such contributions are made to each Participant who is an eligible Employee on the Allocation Date. The "variable" contributions shall be allocated to each such Participant in the proportion that the Compensation paid to each Participant bears to the Compensation paid to all such Participants during such period, subject to the limitation on allocations specified in Section 7.

         (d)  SUPPLEMENTAL   EMPLOYER   CONTRIBUTIONS  -  Supplemental  Employer
Contributions, as described in Section 4(d), shall be allocated as provided in that section.

         (e) ROLLOVER CONTRIBUTIONS - Rollover Contributions for each Plan Year shall be allocated to the Rollover Contributions Accounts of those Employees or Participants who made them.

         (f) NET INCOME (OR LOSS) OF THE TRUST - The net income (or loss) of the Trust for each Plan Year attributable to Participants' Profit Sharing Contributions Accounts, 401(k) Savings Contributions Accounts, Matching Contributions Accounts, Rollover Contributions Accounts and ESOP Diversification Accounts shall be determined separately as of each business day for each investment fund and allocated among such Accounts in proportion to the respective balances of such Accounts invested in such funds.

         (g) ACCOUNTING FOR ALLOCATIONS - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  ALLOCATION LIMITATION.
            ---------------------

     The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

                  (1)      25% of the Participant's Statutory Compensation; or

                  (2) $30,000, as adjusted for increases in the cost of living pursuant to Section 415(d)(1)(C) of the Code.

For this purpose, "Annual Additions" shall be the total of the 401(k) Savings Contributions, Matching Contributions, Supplemental Employer Contributions and Profit Sharing Contributions and Forfeitures allocated to the Accounts of a Participant for the calendar year.

         If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of this limitation would exceed the amount set forth in this limitation, then, to the extent necessary, the Participant's Annual Additions for the Plan Year shall be reduced and, if applicable, reallocated to the Accounts of Participants not affected by this limitation for the Plan Year in the following order: (1) any amount of the "fixed" Profit Sharing Contributions for the calendar year shall be reduced, (2) any amount of the "variable" Profit Sharing Contributions for the calendar year shall be reduced,
(3) any Matching Contributions made on the Participant's behalf for the Plan Year shall be reduced, and finally (4) any 401(k) Savings Contributions made on the Participant's behalf for the calendar year (and any earnings thereon) shall be returned to the Participant as Compensation.

         If, after the foregoing reductions, there are any Forfeitures which can be allocated to no Participant's Accounts by reason of this limitation, such Forfeitures shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 7 for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan Year).

Section 8.  DISCLOSURE TO PARTICIPANTS.
            --------------------------

         (a) SUMMARY PLAN DESCRIPTION - Each Participant shall be furnished with a summary plan description of the Plan required by Sections 102(a)(l) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and U.S. Department of Labor regulations thereunder.

         (b) SUMMARY ANNUAL REPORT - Within two months after the due date for the filing of the annual return/report (Form 5500) for the Plan Year with the Internal Revenue Service, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the U.S. Department of Labor.

         (c) ACCOUNT STATEMENT - At least annually and at such other times as determined by the Committee, each Participant shall be furnished with a statement reflecting the following information:

                  (1) The balances (if any) in the Participant's Accounts as of the beginning of the statement period.

                  (2) The amount of each type of Employer Contributions and Rollover Contributions allocated to each of the Participant's Accounts for the statement period.

                  (3) The adjustments to the Participant's Accounts to reflect the Participant's share of the net income (or loss) of the Trust for that statement period.

                  (4) The new balances in the Participant's Accounts as of the end of the statement period.

                  (5) His number of Years of Service and his vested percentage in his Account balances (under Sections 9 and 10) as of the end of such statement period.

         (d) ADDITIONAL DISCLOSURE - The Company shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Company shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the U.S. Department of Labor.

Section 9.  VESTING AND FORFEITURES.
            -----------------------

         (a)      VESTING -
                  -------

                  (1) A Participant's interest in his 401(k) Savings Contributions Account, his Matching Contributions Account, his Rollover Contributions Account and his ESOP Diversification Account shall be 100% vested and nonforfeitable at all times.

                  (2) A Participant's interest in his Profit Sharing Contributions Account shall become 100% vested and nonforfeitable if he (A) attains age 65 while employed by the Company or an Affiliate, (B) incurs a Disability while employed by the Company or an Affiliate or (C) dies while employed by the Company or an Affiliate.

                  (3) Except as otherwise provided in Section 9(a)(2) and (4), the interest of each Participant in his Profit Sharing Contributions Account shall become vested and nonforfeitable in accordance with the following schedule:


                  Years of Service                   Nonforfeitable
                  UNDER SECTION 10                      PERCENTAGE
                  ----------------                   ----------------
                  Less than Three Years                     0%
                  Three Years                              30%
                  Four Years                               60%
                  Five Years or More                      100%

        (b)      FORFEITURES -
                 -----------

                  (1) If at the time of his termination of Service a Participant is not 100% vested in his Profit Sharing Contributions Account and does not take a distribution from the portion of his vested interest that is attributable to Employer Contributions, the non-vested portion of the Participant's Profit Sharing Contributions Account shall be placed in a separate account and will become a Forfeiture upon the date such terminated Participant incurs a five-consecutive-year Break in Service. If such terminated Participant is rehired by the Employer before incurring a five-consecutive-year Break in Service, the non-vested portion shall be restored to his Account and shall not become a Forfeiture.

                  (2) If at the time of his termination of Service a Participant is not 100% in his Profit Sharing Contributions Account and does take a distribution from the portion of his vested interest that is attributable to Employer Contributions, or if the Participant is 0% vested, the non-vested portion of his Account shall be placed in a separate account and will become a Forfeiture upon the date such terminated Participant incurs a one-year Break in Service.

                  (3) All Forfeitures for the calendar year shall be considered as part of Matching Contributions for that Plan Year. If such Forfeitures exceed the amount of Matching Contributions required for that Plan Year, such Forfeitures shall be treated as Profit Sharing Contributions made by the Employer for that Plan Year.

         (c) RESTORATION OF FORFEITED AMOUNTS - If a Participant is reemployed prior to the occurrence of a five-consecutive-year Break in Service, any portion of his Accounts (attributable to the prior period of Service) that was forfeited in accordance with Section 9(b)(2) shall be restored as if there had been no Forfeiture if the Participant repays the distribution that was made at the time of his termination of Service. Such repayment must be made before the Participant has incurred a five-consecutive-year Break in Service following the date he received the distribution or five years after the Participant is reemployed by the Employer, whichever date is earlier. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocation under Section 6(a)). To the extent such Forfeitures are not sufficient, the Employer shall make a special contribution to the Participant's restored Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7.

         (d) VESTING UPON REEMPLOYMENT - If a Participant who is not 100% vested receives a distribution of his Accrued Benefit prior to the occurrence of a five-consecutive-year Break in Service and he is reemployed prior to the occurrence of such a five-consecutive-year Break in Service and has not made repayment of his distribution as required by Section 9(c), the portion of his Profit Sharing Contributions Account (including any restored Accounts) which was not vested shall be maintained separately until he becomes 100% vested. His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

                                      X-Y
                                     ------
                                     100%-Y
For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

Section 10.  YEARS OF SERVICE AND BREAK IN SERVICE.
             -------------------------------------

         (a) YEARS OF SERVICE - An Employee's Years of Service shall be the number of calendar years in which he is credited with at least 1000 Hours of Service, including Service prior to July 1, 1991.

        (b) BREAK IN SERVICE - A one-year Break in Service shall occur in a calendar year in which an Employee is not credited with more than 500 Hours of Service. A five-consecutive-year Break in Service shall be five consecutive one-year Breaks in Service.

         For purposes of determining whether a Break in Service has occurred, if an Employee begins a maternity/paternity absence described in Section 411(a)(6)(E)(i) of the Code, or any unpaid leave of absence under the Family and Medical Leave Act of 1993, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent. An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the calendar year in which such absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan Year) or in the next following calendar year. For the purposes of this paragraph, a "maternity/paternity absence" means an Employee's absence (A) by reason of the
(i) pregnancy of the Employee, (ii) birth of a child of the Employee or (iii) placement of a child with the individual in connection with the adoption of such child by such Employee, or (B) for purposes of caring for a child described in clause (A) for a period beginning immediately following such birth or placement.

        In addition, a Break in Service will not be deemed to have occurred as a result of a leave of absence granted by an Employer in writing and in a nondiscriminatory manner for any purpose for a period commencing with the commencement of such leave and ending with its expiration date or any extensions thereof.

          (c) REEMPLOYMENT - If a former Employee is reemployed after a one-year Break in Service, the following special rules shall apply in determining his Years of Service:

                  (1) If an Employee is reemployed prior to a five-consecutive-year Break in Service, after he completes one Year of Service following his reemployment, Years of Service with respect to his Profit Sharing Account shall include his Years of Service earned prior to the Break in Service.

                  (2) If an Employee is reemployed after the occurrence of a five-consecutive-year Break in Service, Years of Service after the Break in Service shall not increase his vested interest in his Profit Sharing Account attributable to Years of Service earned prior to the Break in Service.

                  (3) If an Employee is reemployed after a five-consecutive-year Break in Service and has not attained a vested interest under the Plan, Years of Service prior to the Break in Service shall not be included in determining his Years of Service with respect to his Profit Sharing Account.

Section 11.  IN-SERVICE WITHDRAWALS.
             ----------------------

         (a) PARTICIPANT LOANS. An Employee who is a Participant may request a loan from his Accounts. An application for a loan by a Participant may be made in writing or through any electronic medium designated by the Committee. The amount of outstanding loans to any Participant may not exceed the lesser of (1) $50,000 (reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which the loan was made) or (2) 50% of his Accrued Benefit. Loans shall be available to all Participants on a reasonably equivalent basis and shall be subject to the approval of the Committee in accordance with a uniform, non-discriminatory policy. In addition to such rules and regulations as the Committee may adopt, all Participant loans shall comply with the following terms and conditions:

                  (1) An application for a loan by a Participant shall be made in writing to the Committee. Loans to Participants shall be available for any purpose. Any action by the Committee on the loan application shall be final.

                  (2) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant. Such period shall not exceed five years unless the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Employee, in which case such period shall not exceed ten years. Repayments must be made through payroll withholding; provided, however, that if a Participant is working outside the United States and is being paid through a non-United States payroll, he shall make repayments by any means deemed appropriate by the Committee. Loan repayments may be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                  (3) Each loan shall be secured by an assignment of the Participant's Accrued Benefit equal to the amount borrowed, and shall be supported by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

                  (4) The Participant shall designate the investment fund(s) from which amounts will be withdrawn in order to make the loan to him. Each loan shall constitute a segregated investment of the Participant's Account(s) and shall bear interest at a rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances. For this purpose, the Committee shall consult with institutional lenders in the area of the Company's principal place of business. Such portion of the Participant's Account(s) shall not share in the allocation of net income (or loss) of the Trust except as to the interest on such loan to be agreed to by the Participant and the Committee.

                  (5) No distribution of the Participant's Accrued Benefit shall be made to the Participant (or Beneficiary) unless and until all unpaid loans (including accrued interest thereon) have been liquidated; provided, however,  that any  distribution  of a  Participant's
                           Accrued Benefit payable to a Participant (or Beneficiary) may be offset by any balance due under a Participant loan.

                  (6) A loan to a Participant shall be in default if he fails to make any required payment thereunder. In that event, the Committee shall direct the Trustee take such steps as the Committee deems to be necessary or appropriate in order to preserve Trust Assets.

         The Committee shall establish a written set of procedures by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to, the following: (a) the person or persons authorized to administer the loan program, identified by name or position; (b) the loan application procedure; (c) the basis for approving or denying loans; (d) any limits on the types of loans permitted; (e) the procedure for determining a "reasonable" interest rate; (f) acceptable collateral; (g) default conditions; and (h) steps which will be taken to preserve Plan assets in the event of a default.

         (b) HARDSHIP WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. In the event a Participant suffers a serious financial hardship, such Participant may withdraw a portion of his Rollover Contributions to meet such need, provided such withdrawal cannot exceed the amount required to meet the immediate financial need created by the serious financial hardship. Such serious financial hardship must be shown by positive evidence submitted to the Committee that the hardship is of a sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect a Participant's right under the Plan to make additional withdrawals or to continue to be a Participant.

         (c) HARDSHIP WITHDRAWALS OF 401(K) SAVINGS CONTRIBUTIONS. In the event a Participant suffers a serious financial hardship which causes an immediate and heavy financial need, such Participant shall be entitled to request a hardship withdrawal of a portion of his 401(k) Savings Contributions (but not any income attributable thereto). A withdrawal of a Participant's 401(k) Savings Contributions shall be available only if necessary in light of immediate and heavy financial needs of the Participant, as determined by the Committee in accordance with nondiscriminatory standards and pursuant to Section 1.401(k)-1(d)(2) of the regulations under the Code. A hardship withdrawal shall be available only to be used for the following:

                  (1) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse or his dependents or necessary for these persons to obtain such medical care; or

                  (2) payment of tuition and related educational fees, including room and board and the costs of textbooks, for the next 12 months of post-secondary education of the Participant, his spouse, his children or his dependents (as defined in Section 152 of the Code);

                  (3) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

                  (4) for prevention of eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

The determination of the amount of funds needed by the Participant may include any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

         Prior to allowing a withdrawal of the Participant's 401(k) Savings Contributions, the Committee shall make the following findings:

                  (i) The distribution requested by the Participant is not in excess of the amount of the immediate and heavy financial need of the Participant.

                  (ii) The Participant has obtained all distributions (including any distributions available from the Participant's other Accounts under the Plan) and all nontaxable loans under all qualified plans of the Company.

                  (iii) The Participant has agreed that no 401(k) Savings Contributions will be made on his behalf under
                           Section 4(b) during the 12-month period commencing upon his receipt of a hardship withdrawal.

                  (iv) 401(k) Savings Contributions to be made on behalf of the Participant for the Plan Year immediately following the Plan Year of the hardship withdrawal shall not exceed the applicable limit under Section 402(g) of the Code for such succeeding Plan Year, less the amount of the Participant's 401(k) Savings Contributions for the Plan Year of the hardship withdrawal.

         The amount withdrawn shall be taken prorata from the investment funds in which the 401(k) Savings Contributions Account is invested at the time of the withdrawal.

         (d) WITHDRAWALS AFTER ATTAINING AGE 59 1/2. Withdrawals of Matching Contributions or Profit Sharing Contributions prior to the attainment of age 59 1/2 are not permitted under the Plan. However, a Participant who has attained age 59 1/2 may elect to withdraw from his Accounts, once each Plan Year, an amount which is equal to any whole percentage (not exceeding 100%) of the balance in his Accounts attributable to: 401(k) Savings Contributions, Matching Contributions and Rollover Contributions (including total earnings thereon).

         (e) WITHDRAWALS AFTER SATISFACTION OF CONDITIONS FOR RETIREMENT. A Participant who has satisfied the age and service conditions for Retirement, but who continues in Service may elect to withdraw once each Plan Year an amount equal to any whole percentage (not exceeding 100%) of the balance in his Participant's Account. A Participant who makes such an election under this
Section 11(e) shall continue to participate in the Plan.

Section 12.  WHEN AND HOW ACCRUED BENEFIT WILL BE DISTRIBUTED.
             ------------------------------------------------

         (a) Except as otherwise provided in Sections 11 and 12(c), a Participant's Accrued Benefit will be distributed following his termination of Service, but only at the time determined by the Committee and only in a single lump sum distribution of cash. If the value of a Participant's Accrued Benefit at the time a distribution would otherwise commence under this Section 12 exceeds $5,000, no portion of his Accrued Benefit may be distributed to him before he attains age 62 without his consent.

         (b)      TIMING OF DISTRIBUTIONS -
                  -----------------------

                  (1) The Committee shall establish a written benefit distribution policy which may be modified from time to time and shall be applied to Participants in a nondiscriminatory manner. If the Committee elects for a Plan Year, distributions to Participants may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the regulations under the Code is given; provided that no such distribution to a Participant shall be made unless (1) the Participant is informed that he has the right for a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option), and (2) the Participant affirmatively elects to receive a distribution after receiving the notice.

                  (2) A Participant may make a written election prior to the receipt of the single lump sum distribution and prior to incurring a Break in Service to defer such payment for a specified period of time ending no later than the Participant's Retirement. If such election to defer is made and payment is not made prior to the Participant's Break in Service, all benefits shall be deferred until the Participant's Retirement, unless an earlier distribution date is selected.

                  (3) If the value of a Participant's Accrued Benefit is $5,000 or less his Accrued Benefit shall be distributed as soon as practicable after the date his Service terminates, upon the completion and processing of the applicable distribution forms.

                  (4) If the value of a Participant's Accrued Benefit exceeds $5,000 and the Participant terminates Service (whether or not on account of Retirement or Disability), distribution of a Participant's Accrued Benefit shall occur not later than 60 days after the close of the Plan Year coinciding with or next following the later of his Retirement or his termination of Service (including termination of Service due to death or disability); provided however, that in no event shall distribution of that portion of a Participant's Account attributable to 401(k) Savings Contributions, and Matching Contributions be made prior to the earliest of the Participant's Retirement, death, Disability or termination of Service, unless such distribution is made on account of (i) the Employer's sale of its interest in a subsidiary and the Participant continues employment with the subsidiary; or (ii) the Employer's sale of substantially all assets used in its trade or business and the Participant continues employment with the employer acquiring such assets; or (iii) the termination of the Plan, as provided in Section 12, without the establishment of a successor plan pursuant to Section 401(k)(10)(A)(i) of the Code and the regulations thereunder within the period ending 12 months after distribution of all assets from the Plan.

                  (5) In the event of the Participant's death, his Accrued Benefit shall be distributed to his Beneficiary as soon as practicable following his death, upon the completion and processing of the applicable distribution forms.

                  (6)  For   purposes   of   determining   the   amount  of  any
distribution, the value of the Participant's Accounts shall be determined at the time his distribution forms are processed.

         (c) The distribution of the Accrued Benefit of any Participant who attains age 70 1/2 in a calendar year and who either (i) has terminated Service; or (ii) is a "5% owner" (as defined in Section 416(i)(1)(B)(i) of the Code) must commence not later than April 1st of the next calendar year and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including
Section 1.401(a)(9)-2; provided, however, that distributions shall be offered to any other Participant who attains age 70 1/2 before January 1, 1999, to the extent required by Sections 401(a)(9) and 411(d)(6) of the Code and regulations issued thereunder.

         (d) Distribution of a Participant's benefit will be made to the Participant if he is living, and if not, to his Beneficiary. In the event of a Participant's death, the Participant's Beneficiary shall be the Participant's surviving spouse, or if none, the Participant's estate. A Participant may designate a different Beneficiary (and contingent Beneficiaries) from time to time by filing a written designation with the Committee together with a written consent of his spouse, if any, which consent shall be witnessed by a notary public and shall acknowledge the effect of such consent. A deceased Participant's entire benefit shall be distributed to the Participant's Beneficiary within five years after his death.

         (e) The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust.

         (f) If a distribution of a Participant's Accounts is neither one of a series of annual installments over a period of ten years (or more) nor the minimum amount required to be distributed pursuant to Section 12(c) (an "eligible rollover distribution"), the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code)) of his right to elect to have the "eligible rollover distribution" paid directly to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code that accepts "eligible rollover distributions." If such an "eligible rollover distribution" is to be made to the Participant's surviving spouse, the Committee shall notify the surviving spouse of his right to elect to have the distribution paid directly to an "eligible retirement plan" that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in
Section 408(b) of the Code. Any election under this Section 12(g) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Committee in order to comply with Section 401(a)(31) of the Code.

         (g) All or a portion of a Participant's Accrued Benefit may be distributed to the Participant's former spouse or other alternate payee at such time as the Committee shall determine (even if such distribution is prior to the Participant's termination of employment), if such distribution is made pursuant to and in accordance with the terms of a QDRO.

Section 13.  NO ASSIGNMENT OF BENEFITS.
             -------------------------

         A Participant's interest in the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a
(i) a "qualified domestic relations order" (as defined in Section 414(p) of the Code); (ii) a federal tax levy or collection by the Internal Revenue Service on a judgment resulting from an unpaid tax assessment; or (iii) a judgment or settlement described in Section 401(a)(13)(C) of the Code.

Section 14.  ADMINISTRATION.
             --------------

         (a) ADMINISTRATIVE COMMITTEE - The Plan will be administered by an Administrative Committee appointed by the Board of Directors to serve at its pleasure and without compensation; provided, however, that members of the Committee which do no receive full-time pay from any Employer adopting the Plan may receive reasonable compensation for their services on the Committee. In the absence of an appointment of the Administrative Committee, the Employer shall be deemed to be the Committee for purposes of this Plan. The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Members of the Committee need not be Employees or Participants. Any Committee member may resign by giving 30 days notice, in writing, to the Board of Directors (unless such notice shall be waived).

         (b) COMMITTEE ACTION - Committee action will be by vote of a majority of the members at a meeting or in writing by all the members without a meeting. A Committee member who is a Participant shall not vote on any question relating specifically to himself.

         The Committee shall choose from its members a Chairman and a Secretary. The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee. The Secretary shall keep a record of the Committee's proceedings and of all dates, records and documents pertaining to the administration of the Plan.

         (c) POWERS AND DUTIES OF THE COMMITTEE - The Committee shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

                  (1) resolving all questions relating to the eligibility of Employees to become Participants;

                  (2) determining the appropriate allocations to Participants' Accounts pursuant to Section 6;

                  (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

                  (4) selecting the investment funds to be offered to Participants for investment of their Accounts;

                  (5) authorizing and directing all disbursements of Trust Assets by the Trustee;

                  (6) establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

                  (7) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

                  (8) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

                  (9) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

                  (10) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement;

                  (11) appointing an Investment Manager with respect to all or any portion of the Trust Assets; and

                  (12) executing agreements and other documents on behalf of the Plan and Trust.

     The Committee shall be responsible for directing the Trustee as to the investment of Trust Assets and may delegate to the Trustee the responsibility for investing Trust Assets (other than Company Stock). The Committee shall establish a funding policy and method for investing Trust Assets in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

         The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis. The Committee shall have sole and exclusive discretionary authority to construe, interpret and apply the terms of the Plan. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and shall be given the greatest possible deference permitted by law in the exercise of such authority.

         The Committee may permit an amount to be transferred to this Plan on behalf of a group of Participants from another plan qualified under Section 401(a) of the Code ("Qualified Plan"). Any such transfer shall be allocated to the Participants' Rollover Contributions Account or 401(k) Savings Contributions Account, as appropriate to reflect the nature of the transferred assets, and such Accounts shall be designated in the written asset transfer agreement between the transferor plan and this Plan. No such transfer, however, shall be permitted if it constitutes a direct or indirect transfer from a Qualified Plan that would otherwise have provided for a life annuity form of benefit payment to participants. No provision of the Plan shall be applied to the assets transferred from any other Qualified Plan in a manner which would violate the "anti-cutback" rules of Section 411(d)(6) of the Code. In the event that the Company sells assets of a trade or business to an unrelated company, the Committee may determine (pursuant to an applicable agreement between the Company and the unrelated company providing for such transfer) that the assets of this Plan attributable to Participants affected by such transaction shall be transferred for the benefit of such Participants to the Qualified Plan(s) maintained by the unrelated Company.

         (d) EXPENSES - All reasonable expenses of administering the Plan and Trust may be charged to and paid out of the Trust Assets. A Participant's Accounts may be charged with any expenses that are incurred by the Participant in connection with any investment transaction with respect to the Participant's Accounts. The Company may, however, pay all or any portion of such expenses of the Plan and Trust directly, and payment of expenses by the Company shall not be deemed to be Employer Contributions.

         (e) INFORMATION TO BE SUBMITTED TO THE COMMITTEE - To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

         (f) DELEGATION OF FIDUCIARY RESPONSIBILITY - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated except as provided in Sections 5 and 16(c). Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

         (g) BONDING,  INSURANCE  AND INDEMNITY - To the extent  required  under
Section 412 of ERISA, the Company shall secure fidelity bonding for the fiduciaries of the Plan.

         The Company (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Company hereby agrees to indemnify (to the extent permitted by law) each member of the Committee against any personal liability or expense resulting from the discharge of his responsibilities in connection with the Plan, except such liability or expense as may result from his own gross negligence or willful misconduct.

         (h) NOTICES, STATEMENTS AND REPORTS - The Company shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements. The Company shall be the designated agent of the Plan for the service of legal process.

Section 15.  CLAIMS PROCEDURE.
             ----------------

         A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to the Company. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim. If there are special circumstances which require an extension of time for processing the claim for benefits, the Committee's decision shall be rendered not later than 180 days after receipt of a claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         Each Participant (or Beneficiary) whose claim for benefits has been denied may (1) request in writing a review by a named fiduciary, other than the Committee; (2) review pertinent Plan documents; and (3) submit issues and comments in writing to the named fiduciary. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the named fiduciary will be made within 80 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the named fiduciary's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the named fiduciary's decision shall be rendered not later than 120 days after receipt of a request for review. All decisions and interpretations of [the Committee and] the named fiduciary under this Section 15 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 16.  LIMITATION ON PARTICIPANTS' RIGHTS.
             ----------------------------------

         A Participant's Accrued Benefit will be based solely upon his vested interest in his Accounts and will be paid only from the Trust Assets. An Employer, the Committee or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

Section 17.  FUTURE OF THE PLAN.
             ------------------

         The Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors. Notwithstanding the preceding sentence, any amendment of the Plan that is not reasonably anticipated to result in significant additional cost to an Employer, or which is necessary to ensure compliance with applicable provisions of the Code and ERISA, may be adopted by the Director of Benefits Administration of the Company, by written instrument. Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

         The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

         If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of those Participants affected by the termination will become nonforfeitable as of the termination date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose.

         After termination of the Plan, the Trust will be maintained until the Accrued Benefits of all Participants have been distributed. Accrued Benefits may be distributed following termination of the Plan or distributions may be deferred as provided in Section 12, as the Company shall determine.

         In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

Section 18.  "TOP-HEAVY" CONTINGENCY PROVISIONS.
             ----------------------------------

         (a) The provisions of this Section 18 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

         (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the last day of the immediately preceding Plan Year. The Plan shall be "top-heavy" only if the total of the account balances for "key employees" as of the determination date exceeds 60% of the total of the account balances for all Participants. For such purpose, account balances shall be computed and adjusted pursuant to Section 416(g) of the Code, which is hereby incorporated by this reference. "Key employees" shall be certain Participants (who are officers or shareholders of the Company) and Beneficiaries described in
Section 416(i)(1) or (5) of the Code, which is hereby incorporated by this reference; and in determining "key employees," the term "annual compensation" in
Section 416(i)(1)(A) of the Code shall mean Statutory Compensation.

         (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the last day of the Plan Year (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

                  (1)      3% of his Statutory Compensation; or

                  (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year. For this purpose, the allocation to the "key employee" shall include any 401(k) Savings Contributions, Matching Contributions, and any Profit Sharing Contributions made on his behalf for the Plan Year.


         (d) As of the first day of any Plan Year in which the Plan has become "top-heavy," the vesting schedule in Section 9(a)(3) shall be amended (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") to read as follows:

            Years of                             Nonforfeitable
            Service                               Percentage
            --------                             --------------

            Less than Two Years                          0%

            Two Years                                   20%

            Three Years                                 40%

            Four Years                                  60%

            Five Years or More                         100%


         If the Plan ceases to be "top-heavy," the Accrued Benefit of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the vesting schedule in Section 9(a)(3), instead of the vesting schedule in this Section 18(d), except that his nonforfeitable percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be "top-heavy." If the Plan ceases to be "top-heavy," the Accrued Benefit of a Participant who, at that time, has three or more years of Service shall continue to be determined under the vesting schedule in this Section 18(d).

Section 19.  GOVERNING LAW.
             -------------

        The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of California, to the extent such laws are not superseded by ERISA.

Section 20.  EXECUTION.
             ---------

         To record the adoption of this amendment and restatement of the Plan, the Company has caused this document to be executed on this 15th day of September, 1999.

                                     USCS INTERNATIONAL, INC.



                                     By:  /s/ Randy Gorrell
                                         -------------------------------
                                         Randy Gorrell
                                         Sr. Vice President